. . . (1) The 1Q 2025 Earnings Release Supplement should be read in conjunction with the Earnings Release furnished as Exhibit 99.1 to Form 8-K filed with the SEC on April 24, 2025. Exhibit 99.2 OceanFirst Financial Corp. 1Q 2025 Earnings Release Supplement(1) April 2025

. . .Legal Disclaimer FORWARD LOOKING STATEMENTS. In addition to historical information, this presentation contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are based on certain assumptions and describe future plans, strategies and expectations of the Company. These forward-looking statements are generally identified by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” “will,” “should,” “may,” “view,” “opportunity,” “potential,” or similar expressions or expressions of confidence. The Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on the operations of the Company and its subsidiaries include, but are not limited to: changes in interest rates, inflation, general economic conditions, potential recessionary conditions, levels of unemployment in the Company’s lending area, real estate market values in the Company’s lending area, potential goodwill impairment, natural disasters, potential increases to flood insurance premiums, the current or anticipated impact of military conflict, terrorism or other geopolitical events, the imposition of tariffs or other domestic or international governmental policies, the level of prepayments on loans and mortgage-backed securities, legislative/regulatory changes, monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Board of Governors of the Federal Reserve System, the quality or composition of the loan or investment portfolios, demand for loan products, deposit flows, the availability of low-cost funding, changes in liquidity, including the size and composition of the Company’s deposit portfolio and the percentage of uninsured deposits in the portfolio, changes in capital management and balance sheet strategies and the ability to successfully implement such strategies, competition, demand for financial services in the Company’s market area, changes in consumer spending, borrowing and saving habits, changes in accounting principles, a failure in or breach of the Company’s operational or security systems or infrastructure, including cyberattacks, the failure to maintain current technologies, failure to retain or attract employees, the impact of pandemics on our operations and financial results and those of our customers and the Bank’s ability to successfully integrate acquired operations. These risks and uncertainties are further discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, under Item 1A - Risk Factors and elsewhere, and subsequent securities filings and should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events. NON-GAAP FINANCIAL INFORMATION. This presentation contains certain non-GAAP (generally accepted accounting principles) measures. These non-GAAP measures, as calculated by the Company, are not necessarily comparable to similarly titled measures reported by other companies. Additionally, these non-GAAP measures are not measures of financial performance or liquidity under GAAP and should not be considered alternatives to the Company's other financial information determined under GAAP. See reconciliations of certain non-GAAP measures included at the end of this presentation and in the Company’s Earnings Release furnished as Exhibit 99.1 to Form 8-K as filed with the SEC on April 24, 2025. MARKET AND INDUSTRY DATA. This presentation references certain market, industry and demographic data, forecasts and other statistical information. We have obtained this data, forecasts and information from various independent, third-party industry sources and publications. Nothing in the data, forecasts or information used or derived from third party sources should be construed as advice. Some data and other information are also based on our good faith estimates, which are derived from our review of industry publications and surveys and independent sources. We believe that these sources and estimates are reliable but have not independently verified them. Statements as to our market position are based on market data currently available to us. These estimates involve inherent risks and uncertainties and are based on assumptions that are subject to change. 2

Overview of OceanFirst

Corporate Overview and Market Data

Ticker	OCFC (NASDAQ)
HQ	Red Bank, NJ
Branch Network	39 branches; 8 commercial banking centers
Core Markets	New Jersey, New York City, Greater Philadelphia
Expansion Markets	Boston and Washington DC

Balance Sheet and Capital (Q1-25)

Assets	$13.3 billion
Net Loans	$10.1 billion
Deposits	$10.2 billion
Non-performing Loans / Loans[(1)]	0.29%
Tang. Equity / Tang. Assets[(2)]	9.2%
CET1 Ratio[(4)]	11.2%

Core Profitability (Q1-25)[(2)]

Net Income	$20.3 million
EPS	$0.35
Net Interest Margin (%)[(3)]	2.87%
Efficiency Ratio (%)	65.8%
ROAA (%)	0.62%
ROTCE (%)	7.34%

Q1-25 Loan Portfolio ($'millions)[(5)]



Home Eq. & Consumer
$226
Residential
$3,053
$5,200
CRE Investor -Owned
$749
C&I - non-real estate
$897
C&I - real estate

Q1-25 Deposit Base ($'millions)



Time deposits
$2,120
Non-interest
$1,661
Savings
$1,052
$1,337
Money market
$4,007
Interest-bearing

Tailored Footprint Across Key Markets



Syracuse
Albany
Boston
Worcester
MA
NH
VT
NY
Springfield
Providence
RI
Hartford
CT
Waterbury
Bridgeport
New York
Allentown
PA
Trenton
NJ
Harrisburg
Philadelphia
MD
Baltimore
DE
Dover
WV
VA
Commercial Banking Centers
Retail Branches

Note: All data presented is as of March 31, 2025.
(1) PCD loans are not included in these metrics.
(2) For non-GAAP financial measures, please refer to the 'Non-GAAP Reconciliations' in the Appendices for a reconciliation to GAAP financial information.
(3) Core NIM excludes purchase accounting and prepayment fee income.
(4) CET1 ratio represents an estimate as of Q1-25.
(5) During the quarter ended March 31, 2025, the Company retrospectively reclassified loans which were previously referred to as 'commercial real estate - owner occupied' and 'commercial and industrial' to 'commercial and industrial - real estate' and 'commercial and industrial - non-real estate', respectively. Collectively, these loans are referred to as 'commercial and industrial'.

3

OCEANFIRST

. . .Proven Historical Net Interest Income and Loan Growth 4 120,262 169,218 240,502 255,971 312,951 305,338 377,477 369,731 334,035 86,652 3.46% 2016 3.52% 2017 3.71% 2018 3.62% 2019 3.16% 2020 2.93% 2021 3.37% 2022 3.02% 2023 2.72% 2024 2.90% 351,422 Q1-25 Net Interest Margin YTD Net Interest Income Annualized Net Interest Income Net Interest Income Growth ($’000) Net Interest Income CAGR 14% 1,135 1,187 2,023 2,296 3,492 4,378 5,172 5,354 5,288 5,200 687 758 1,046 1,189 1,616 1,504 1,620 1,610 1,550 1,646 1,704 1,749 2,045 2,321 2,309 2,480 2,862 2,980 3,050 3,053 475 2018 408 2019 339 2020 261 2021 264 2022 251 2023 230 291 226 Q1-25 3,817 3,975 5,589 6,214 7,756 8,623 9,918 10,195 10,118 10,125 2016 281 2017 2024 Home Equity & Consumer Residential C&I Investor-Owned CRE Significant Growth in Commercial Loan Portfolio ($’millions) Investor-Owned CRE CAGR 20% C&I – CAGR 11%

. . .Successful Commercial Loan Growth and Geographic Diversification 5 48% 68% 2016 Q1-25 +20% (Commercial % of Loan Portfolio) Commercial Loans by Geography(1) as of Q1-25 Emphasis on Commercial Increase of $5.0B in commercial loans since 2016 Total: $6.8B (1) Based on location the loan is managed. (2) Other includes Washington DC, Northern Virginia, and other markets. 39% 29% 23% 4% 3% New Jersey New York Philadelphia Boston Baltimore 2% Other Markets (2)

. . .Balanced Approach to Deposit Pricing and Growth 6 Deposit Composition ($’millions) 646 867 937 1,373 775 1,542 2,445 2,081 2,120673 661 877 898 1,491 1,608 1,488 1,399 1,066 1,052 784 736 714 1,022 1,301 1,337 1,627 1,954 2,350 2,539 3,647 4,202 3,830 3,912 4,001 4,007 783 757 1,151 1,377 2,133 2,412 2,101 1,657 1,617 1,661 459 2016 364 607 2017 570 2018 578 2019 2020 2021 2022 2023 2024 Q1-25 4,188 4,343 5,815 6,329 9,428 9,733 9,675 10,435 10,066 10,177 Non-interest-bearing deposits Interest-bearing deposits Money Market Savings Time deposits Organic Deposit Growth ($’millions) 4,343 9,733 9,675 10,435 10,066 10,177 2,123 1,616 1,894 2016 2017 2018 449 2019 2020 2021 2022 2023 2024 Q1-25 4,188 5,815 6,329 9,428 Acquired Deposits Organic Deposits 55% 45% Commercial Consumer Total: $10.2B Deposit Stratification

. . .Conservative Credit Risk Profile 7 0.05% 2017 0.09% 0.01% 0.03% 0.13% 0.05% 2018 0.05% 0.08% 0.00% 0.12% 0.04% 2019 0.14% 0.17% 0.02% 0.11% 0.03% 2020 0.02% 0.10% 0.00% 0.07% 0.02% 2021 0.07% 0.04% 0.00% 0.06% 0.02% 2022 0.18% 0.00% 0.05% 0.02% 2023 0.10% 0.04% 0.00% 0.10% 0.03% 2024 0.16% 0.04% 0.21% 0.06% 0.03% Q1-25 0.52% 0.31% 0.29% 0.47% 0.00% 0.19% 0.26% 0.27% 0.29% 0.15% 0.01% 0.11% 0.22% CRE: IO C&I - Real Estate C&I - Non-Real Estate Residential Consumer (1) PCD loans are not included in these metrics. Refer to “Asset Quality” section in the Earnings Release for additional information. 0.54 0.16 0.15 0.19 0.22 0.23 0.47 0.19 0.26 0.27 0.29 0.69 0.60 0.59 0.64 0.40 0.55 0.85 0.75 0.73 0.85 0.50 0.70 0.52 2017 0.25% 0.31 2018 0.22% 0.29 2019 0.32% 2020 0.22 0.44 0.62 2021 2022 0.38 0.47 2023 2024 Q1-25 NPA/Assets NPL/Loans Peer Average NPA/Assets Peer Average NPL/Loans Continued Focus on Credit Risk(1)Non-performing Loans by Type as % of Loans(1) 0.01%

. . . 85 118 127 147 185 250 345 347 344 341 7 8 9 9 12 13 13 14 14 14 0 2 4 6 8 10 12 14 16 18 20 0 50 100 150 200 250 300 350 400 2016 2017 2018 2019 2020 2021 2022 2023 2024 Q1-25 Assets per Branch Assets per FTE Operational Efficiency 8 Deposits per Branch ($’millions) 8 bps1.88% 1.96% 2016 Annualized Core Non-interest Expense(1) to Total Avg. Assets 3.6x Operating Efficiency ($’millions) (1) For non-GAAP financial measures, please refer to the ‘Non-GAAP Reconciliations’ in the Appendices for a reconciliation to GAAP financial information. 69 94 99 113 152 207 255 268 258 261 2016 2017 2018 2019 2020 2021 2022 2023 2024 Q1-25 8 Q1-25 20 7 201 20 202 202 2 202 202 Q -

. . .Business Model Strength Driving Significant Capital Return 9 $12.33 $0.49 $0.55 $1.01 $13.67 2015 $1.04 $1.55 $12.94 2016 $1.09 $2.15 $13.58 2017 $1.39 $2.77 $14.26 2018 $1.97 $3.45 $15.13 2019 $2.25 $4.13 $14.98 2020 $2.86 $4.81 $15.93 2021 $2.98 $5.55 $17.08 2022 $2.98 $6.35 $18.35 2023 $3.35 $7.15 $18.98 2024 $3.45 $7.35 $19.16 2013 $13.95 $15.62 $15.53 $16.82 $18.42 $20.55 $21.36 Q1-25 $25.61 $27.68 $29.48 $29.96 $12.91 2014 $0.94 $23.60 The growth in TBV per common share (1) (TBVPCS) is attributed to:  Minimally dilutive and strategic acquisitions including in critical new markets  Stable and competitive dividend  113th consecutive quarter  Historical Payout Ratio of 30% to 40%  1.2 million shares available to be repurchased  Total repurchases of 398,395 shares for the quarter ended March 31, 2025. (1) For non-GAAP financial measures, please refer to the ‘Non-GAAP Reconciliations’ in the Appendices for a reconciliation to GAAP financial information. Growth Since 2013 Tangible Book Value per Share 1 55.4% Total Capital Return per Share 143.0% Cumulative Share Repurchase/Share Cumulative Dividends/Share TBVPS

. . . 10 Quarterly Earnings Update

. . .Q1-25 Financial Highlights 11 (1) For non-GAAP financial measures, please refer to the ‘Non-GAAP Reconciliations’ in the Appendices for a reconciliation to GAAP financial information. (2) CET1 ratio represents an estimate as of Q1-25. Financial Highlights $0.35 Core Diluted EPS(1) $87 million Net Interest Income 0.62% Core ROAA(1) 7.34% Core ROTCE(1) $0.56 Core PTPP Diluted EPS(1) 11.2% CET1 Ratio(2)  Net interest margin increased 21 bps to 2.90% in Q1-25 predominately driven by a 26 bps decrease in total cost of deposits to 2.06% in the quarter. Core earnings PTPP increased $2.9 million to $32.4 million (or 10%) from the linked quarter.  C&I loans increased by $95.1 million in the quarter, representing 25% annualized growth. Our total Commercial pipeline continues to build, increasing to $375.6 million (or 90% from the linked quarter.)  Net loan ACL reserve build of $5.2 million primarily driven by elevated uncertainty in the macroeconomic environment and increasing our coverage ratio to 78 bps from 73 bps in the linked quarter. Asset quality metrics continue to be strong.  We announced the redemption of our outstanding $57.4 million of preferred equity in advance of the May 2025 repricing date.  In April, we added 9 Premier Banking teams totaling 36 employees. We continue to remain opportunistic on additional recruitment to drive low-cost organic deposit growth.

. . .Premier Bank Launch 12 Business Model Multi-Year Aspiration Goals Performance To Date • Relationship driven, team-based approach to service, resulting in superior high-touch client experience. • Differentiated Commercial Organic Deposit Channel leveraging our existing infrastructure and products. • Teams to achieve their full run-rate in 2 to 3 years. • Target deposits of $2 to $3 billion by end of 2027. • 9 Teams hired and onboarded, totaling 36 FTEs. • Target $500 million in deposits in 2025. Strategic Deployment of Funding Channel • Reduce wholesale funding and higher cost retail deposits in the near term. • Create meaningful margin and profitability expansion through a stable low-cost deposit vertical supporting future C&I growth. Geography and Reach • New York City – Expanding existing Midtown NY branch and adding non-retail space. • Long Island – New commercial banking center in Melville. • Westchester – Leveraging existing Scarsdale, NY full-service branch.

. . .Loan Portfolio Trends 13 Moderated Loan Growth in the Portfolio ($’millions)  Total loan pipeline increased $198 million, driven by $178 million growth (or 90%) in the commercial loan pipeline. 5,323 5,325 5,273 5,288 5,200 915 858 842 902 897 677 616 661 648 749 2,965 2,978 3,003 3,050 3,053 5.46% 246 Q1-24 5.46% 242 Q2-24 5.46% 243 Q3-24 5.38% 230 Q4-24 5.37% 226 Q1-25 10,126 10,019 10,022 10,118 10,125 Average Loan Yield Home Equity & Consumer Residential C&I - non-real estate C&I - real estate CRE Investor-Owned

Diversified CRE Portfolio with Conservative Risk Profile

CRE Investor-Owned - Collateral Details				
$'millions	**CRE: Investor-Owned**	**% of Total**	**WA LTV**	**WA DSCR**
Office	1,051	23.3%	54.7	1.77
Retail	1,013	22.4%	53.5	2.00
Multi-Family	851	18.9%	56.1	1.69
Industrial / Warehouse	713	15.8%	48.3	2.14
Hospitality	177	3.9%	46.7	2.14
Other (1)	707	15.7%	50.9	1.70
CRE: Investor-Owned	**4,512**	**100.0%**	**52.8**	**1.87**
Construction	688			
CRE IO and Construction Total	**5,200**			

- ***Underlying collateral is diversified.***
- ***Low concentration in the Multi-Family portfolio***, which represents 6% of total assets.
- ***Maturity wall is modest and has a minimal impact:*** Our CRE Investor-Owned maturity wall, totaling $1.20 billion (or 12% of total loans), is set to mature in 2025 and 2026 with weighted average rates of 4.80% and 3.64%, for each respective cohort. The impact of repriced loans to-date has been benign.

CRE Investor-Owned Portfolio by Geography[3]



Other
9%
MD/DC
3%
MA
3%
NY
32%
NJ
26%
28%
PA/DE

De minimis underlying concentrations:

- NYC rent-regulated[2] multi-family: $30.7 million
- NYC Office Central Business District (CBD): $7.0 million

CRE Investor-Owned - Maturity Wall					
	Balance	**Weighted Average**			**% of**
Maturity Year	**($'millions)**	**Rate**	**LTV**	**DSCR**	**Loans**
2025	687	4.80	52.90	1.70	6.79%
2026	510	3.64	53.87	2.30	5.04%
Total	**1,198**	**4.31**	**53.31**	**1.96**	**11.83%**

Notes:
- All data represents CRE Investor-Owned balances, excluding purchase accounting marks and Construction as of March 31, 2025, unless otherwise noted.
- WA LTV represents the weighted average of loan balances as of March 31, 2025 divided by their most recent appraisal value, which is generally obtained at the time of origination.
- WA DSCR represents the weighted average of net operating income on the property before debt service divided by the loan's respective annual debt service based on the most recent credit review of the borrower.
- WA rate includes borrower fixed rate exposure for loans with swap contracts and excludes any benefit from back-to-back rate swaps.

Footnotes:
(1) Other includes underlying co-operatives, single purpose, stores and some living units / mixed use, investor-owned 1-4 family, land / development, and other.
(2) Rent-regulated multi-family is defined as buildings with >50% rent-regulated units.
(3) Based on location of collateral.

14

OceanFirst

. . . Strong asset quality trends driven by prudent growth and strong credit risk management Quarterly Credit Trends (1 of 2) 15 Non-Performing Loans and Assets ($’000)(1) Special Mention and Substandard Loans ($’000) Note #1: At March 31, 2025, of the Special Mention loans and Substandard loans represented above, 67.5% and 76.4% were current on payments, respectively. Note #2: Peer data is on a one quarter lag. (1) PCD loans are not included in these metrics. Refer to Asset Quality section in the Earnings Release for additional information. Criticized loans as a % of total loans remain low at 1.47% as of Q1-25 compared to 2.06% as of Q4-19 (pre-pandemic). 0.20% 1,811 0.31% 0.23% 8,783 Q1-24 0.31% 0.23% 7,183 Q2-24 0.25% 0.19% Q3-24 0.27% 0.22% Q4-24 0.29% 0.23% Q1-25 1,917 NPL to total loans NPA to total assets NPL - single CRE relationship OREO Non-performing loans 23,39822,703 98,240 92,847 103,384 103,534 125,454 69,283 49,767 85,721 54,526 23,811 2.99% 1.65% Q1-24 3.45% 1.42% Q2-24 3.58% 1.89% Q3-24 3.49% 1.56% Q4-24 1.47% Q1-25 Peer Average Criticized Loans / Total Loans OCFC Criticized Loans / Total Loans Special Mention Substandard OCFC 10-Year (2015-Q1-25) Average Criticized Loans / Total Loans = 2.11% 25,252 27,596 29,246

. . .Quarterly Credit Trends (2 of 2) 16 Loan Allowance for Credit Losses (ACL) Plus PCD & General Credit Marks / Total Loans NCOs / (Recoveries) and Provision for Credit Loss Expense ($’000) 0.07% 0.66% Q1-24 0.06% 0.69% Q2-24 0.06% 0.69% Q3-24 0.06% 0.73% Q4-24 0.05% 0.78% Q1-25 0.73% 0.75% 0.75% 0.79% 0.83% PCD & General Credit Marks ACL 349 1,452 -88 -158 636 Q1-24 Q2-24 Q3-24 Q4-24 Q1-25 Provision Expense Net Charge-offs (Recoveries) 3,114 591 517 3,467 Includes $1.4MM non-core day 1 provision relating to Spring Garden acquisition. Note: The allowance for credit losses plus the unamortized credit and PCD marks amounted to $84.4 million or 0.83% of total loans at Q1-25, as compared to $79.6 million, or 0.79% of total loans at Q4-24. 2,041 5,340Includes $3.3MM of increased provision related to elevated uncertainty in the macroeconomic environment despite strong asset quality metrics. 2,086

. . . COVID-19 Pandemic Track Record of Strong Credit Performance 17  From 2006 to Q1-25, inclusive of the Global Financial Crisis, Hurricane Sandy, and the COVID-19 Pandemic, OCFC’s NCO to average loans totaled 13 bps per year compared to 74 bps for all commercial banks between $10 - $50 billion in assets from 2006 to 2024.  From 2006 to Q1-25, peak net charge-offs to average loans for OCFC totaled 56 bps in 2011. Peak charge-offs for commercial banks between $10 - $50 billion in assets were 253 bps in 2009. Global Financial Crisis Hurricane Sandy Source: S&P Global. Note: Commercial bank reporting is on a one quarter lag. (1) Any period with net recoveries is denoted as 0% NCO / Avg Loans in the graph. 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 Q1-25 OCFC NCO / Avg Loans Commercial Banks ($10-50 bn) NCO / Avg Loans (1)

Deposit Trends

Deposit Mix Has Stabilized ($'millions)



10,237
9,994
10,116
10,066
10,177
1,640
1,633
1,638
1,617
1,661
3,866
3,668
3,896
4,001
4,007
1,151
1,210
1,289
1,301
1,337
1,260
1,116
1,072
1,066
1,052
2,320
2,368
2,221
2,081
2,120
Q1-24
Q2-24
Q3-24
Q4-24
Q1-25
Non-Int. Bearing
Int. Bearing Checking
Money Market
Savings
Time Deposits

- Total deposits increased $111 million from the prior quarter.
- Non-maturity deposits increased by $72 million (or 1%) from the prior quarter.
- Q1-25 time deposits increased due to the issuance of $350 million in short duration brokered CD's which was largely offset by the run-off of retail CD's.
- We expect Q2-25 deposit growth to be in line with loan growth.

Cost of Deposits

	Spot					Avg
Type of Account	**Q1-24**	**Q2-24**	**Q3-24**	**Q4-24**	**Q1-25**	**Q1-25**
Int. Bearing Checking	2.14%	2.16%	2.27%	2.11%	2.04%	2.10%
Money Market	3.49%	3.61%	3.37%	3.00%	2.83%	2.87%
Savings	1.02%	0.83%	0.81%	0.72%	0.67%	0.68%
Time Deposits	4.34%	4.55%	4.47%	4.18%	3.75%	3.91%
Total (incl. non-int. bearing)	**2.31%**	**2.40%**	**2.38%**	**2.17%**	**2.03%**	**2.06%**

Deposit Beta (1)



42%
37%
43%
Up Cycle
Down Cycle
Cumulative

(1) Deposit beta is calculated as the increase in rate paid on total deposits per quarter divided by the incremental increase in the fed funds rate since January 1, 2022. Up cycle is the period from January 1, 2022 to June 30, 2024. The down cycle is from July 1, 2024 to March 31, 2025.

18

OCEANFIRST

. . .Net Interest Income and Net Interest Margin Trends 19 (1) Core NIM excludes purchase accounting and prepayment fee income. Core NIM(1) vs NIM NIM Bridge 2.81% 2.77% Q1-24 2.71% 2.67% Q2-24 2.67% 2.65% Q3-24 2.69% 2.69% Q4-24 2.90% 2.87% Q1-25 NIM Core NIM Net Interest Income ($’000) 86,224 Q1-24 82,263 Q2-24 82,219 Q3-24 83,329 Q4-24 86,652 Q1-25 Net Interest Income Headwinds  Competitive market environment as peers compete on rate for quality credit. 0.18 0.03 Q4-24 NIM Deposit cost management and other Impact of purchase accounting and prepayment fee Q1-25 NIM 2.69 2.90 Tailwinds  Deposit rate pressure easing with 03/31/25 spot rates lower than our quarterly average.

. . . Core Efficiency Ratio (1) Expense Discipline and Focused Investment 20 Core Non-Interest Expense (1) ($’000) 7,761 8,377 9,512 10,328 9,081 2,732 2,161 1,970 2,620 2,425 5,956 6,018 5,940 6,366 6,647 2,717 2,685 2,618 2,517 2,983 6,329 6,243 6,183 6,306 6,418 32,759 33,136 35,844 36,602 36,740 Q1-24 Q2-24 Q3-24 Q4-24 Q1-25 58,254 58,620 62,067 64,739 64,294 Compensation & employee benefits Occupancy & equipment FDIC & regulatory assessments Data processing Professional fees Other Opex 61.05% Q1-24 63.47% Q2-24 66.00% Q3-24 67.74% Q4-24 65.81% Q1-25 1.73% 1.75% 1.84% 1.90% 1.96% Core Efficiency Ratio Core Non-Interest Expense to Average Assets (Annualized) (1For non-GAAP financial measures, please refer to the ‘Non-GAAP Reconciliations’ in the Appendices for a reconciliation to GAAP financial information. (2)Other Opex includes marketing, check card processing, amortization of intangibles, and other expenses.  Q1-25 core non-interest expenses decreased by $0.4 million (or 1%) from the prior quarter.  We expect an increase in quarterly run-rate of ~10% which includes $4 million relating to Premier Bank hires. (2)

. . .Generating Consistent Returns 21 Book Value and Tangible Book Value per Common Share ($)(1) Core ROAA(1), ROTE(1), and ROTCE(1) • Tangible book value per common share increased by $0.53 (or 3%) compared to the same quarter last year. • Capital remains strong and above “well capitalized” levels. • 1.2 million shares available to be repurchased. Capital Management ($’millions)(2) 18.63 18.93 19.28 18.98 19.16 28.32 28.67 29.02 29.08 29.27 Q1-24 Q2-24 Q3-24 Q4-24 Q1-25 Book Value per Share Tangible Book Value per Common Share 8.91% 9.36% 0.76% Q1-24 7.86% 8.26% 0.68% Q2-24 7.85% 8.24% 0.69% Q3-24 7.51% 7.89% 0.65% Q4-24 7.00% 7.34% 0.62% Q1-25 Core ROTE Core ROTCE Core ROAA 12 12 12 12 12 15 5 7 8.92% 11.00% Q1-24 9.08% 11.20% Q2-24 9.10% 11.30% 1 Q3-24 9.06% 11.16% 0 Q4-24 9.19% 11.21% Q1-25 Tangible Stockholders’ Equity to Tangible Assets1 CET1 Share Repurchases Common Dividend (1) For non-GAAP financial measures, please refer to the ‘Non-GAAP Reconciliations’ in the Appendices for a reconciliation to GAAP financial information. (2) CET1 ratio represents an estimate as of Q1-25. . 11.0 1.2 . % 11.2 1.2

. . .Management Q2-25 Outlook 22 Loans Deposits Operating Expenses Net Interest Income • We expect mid-single digit growth in Q2-25. • Maintain loan-to-deposit ratio ~100% for the entire year. Mid-single digit annualized growth in Q2-25 Growth consistent with loan growth Increase to run-rate Stable to modest uptick Key Assumptions / Commentary • We expect an increase in run-rate of ~10%, which includes $4 million relating to Premier Bank. • Subject to expected growth and interest rate trends, we expect net interest income to move in step with balance sheet growth. Other Income Relatively stable Credit Continued benign outlook Capital Robust CET1 ratio (>10%); Preferred Share redemption • Sufficient capital to fund near-term growth; expect reduction in preferred dividends from share redemption.

. . . 23 Appendix

Conservative Risk Profile of CRE IO Office & Construction

CRE Investor-Owned: Office + Construction

$'millions	Balance	% of Office	% of Total Loans	WA LTV	WA DSCR
General Office	513	48.8%	5.1%	48.6	1.87
Life Sciences & Medical	280	26.6%	2.8%	56.4	1.81
Credit Tenant	258	24.5%	2.5%	64.7	1.51
Office	**1,051**	**100.0%**	**10.4%**	**54.7**	**1.77**
Construction (all property segments)	688		6.8%		
Office + Construction	**1,739**		**17.2%**		

CRE Investor-Owned: Office + Construction CBD Bifurcation

$'millions	Balance	% of Total	% of CBD
MA	46	2.6%	38.4%
NJ	43	2.5%	36.0%
PA	23	1.3%	19.7%
NY	7	0.4%	5.9%
Central Business District	**119**	**6.8%**	**100.0%**
Non Central Business District	1,620	93.2%	
Office + Construction	**1,739**	**100.0%**	

Central Business District (CBD): Office + Construction

$'millions	Balance	% of Total	WA LTV	WA DSCR
Credit Tenant	43	36.0%	59.7	1.86
General Office	34	28.3%	52.8	2.40
Life Sciences & Medical	42	35.6%	48.5	1.36
CBD - Office & Construction	**119**	**100.0%**	**53.7**	**1.83**

In the above tables, Construction consists of all property segments (e.g., co-op, hospitality, industrial / warehouse, etc.)

Portfolio Highlights

- **96% of Office & Construction** loans are pass-rated (not classified or criticized).
- **93% of Office & Construction** loans are classified as non-Central Business District loans.
- CBD loans comprise < 1% of total assets and have a weighted average LTV of 53.7 and weighted average DSCR of 1.83.
- Office portfolio is primarily secured by small properties with > 70% of the portfolio secured by properties of 300K SF or smaller.
- The average loan size of the office portfolio is $4.3 million with **47%** of the portfolio **under $1 million** and **80% under $5 million**.

Notes:

- All data represents CRE Investor-Owned balances, excluding purchase accounting marks and Construction as of March 31, 2025, unless otherwise noted.
- WA LTV represents the weighted average of loan balances as of March 31, 2025 divided by their most recent appraisal value, which is generally obtained at the time of origination.
- WA DSCR represents the weighted average of net operating income on the property before debt service divided by the loan's respective annual debt service based on the most recent credit review of the borrower.

24

OceanFirst

. . . 0.29% 0.32% 0.51% 0.63% 0.80% 1.43% Northeast Midwest Mid Atlantic Southeast Southwest West COVID-19 Pandemic Hurricane Sandy Global Financial Crisis Northeast Outperforms Through Credit Cycles… 25  Historically, net charge-offs for Northeastern headquartered banks have greatly outperformed major exchange traded U.S. banks headquartered in other regions  Median net charge-offs / average assets for Northeastern banks averaged 20 bps during the Global Financial Crisis compared to 50 bps for other regions. GFC Peak NCOs 1.3x 1.9x 2.6x 4.4x2.8x 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 Northeast NCO / Avg Assets Mid-Atlantic NCO / Avg Assets Southeast NCO / Avg Assets Midwest NCO / Avg Assets Southwest NCO / Avg Assets West NCO / Avg Assets

. . . Hurricane Sandy Global Financial Crisis COVID-19 Pandemic …With a Similar Story in Commercial Real Estate Portfolios 26 0.03% 0.04% 0.09% 0.10% 0.11% 0.16% Northeast Southwest Southeast Mid Atlantic Midwest West GFC Peak CRE NCOs 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 Northeast NCO / Avg Assets Mid-Atlantic NCO / Avg Assets Southeast NCO / Avg Assets Midwest NCO / Avg Assets Southwest NCO / Avg Assets West NCO / Avg Assets 1.3x 3.3x3.0x 5.7x3.9x  Northeastern banks’ CRE portfolio net charge-offs have also historically outperformed major exchange traded banks in other regions  Median CRE net charge-offs / average assets for Northeastern banks averaged 2 bps during the Global Financial Crisis compared to 6 bps for other regions

. . .Non-GAAP Reconciliations (1 of 2) 27 Non-GAAP Reconciliation For the Three Months Ended $'000 March 31, 2025 December 31, 2024 September 30, 2024 June 30, 2024 March 31, 2024 Core Earnings: Net income available to common stockholders (GAAP) 20,505 20,905 24,112 23,369 27,663 (Less) add non-recurring and non-core items: Spring Garden opening provision for credit losses - 1,426 - - - Net (gain) loss on equity investments (205) 5 (1,420) (887) (1,923) Net gain on sale of trust business - - (1,438) - (1,162) FDIC special assessment - - - - 418 Merger related expenses - 110 1,669 - - Income tax expense (benefit) on items 49 (388) 270 188 642 Core earnings (Non-GAAP) 20,349 22,058 23,193 22,670 25,638 Income tax expense 6,808 5,083 7,464 7,082 10,637 Provision for credit losses 5,340 3,467 517 3,114 591 Less: non-core provision for credit losses - 1,426 - - - Less: income tax expense (benefit) on non-core items 49 (388) 270 188 642 Core earnings PTPP (Non-GAAP) 32,448 29,570 30,904 32,678 36,224 Core earnings diluted earnings per share 0.35 0.38 0.39 0.39 0.44 Core earnings PTPP diluted earnings per share 0.56 0.51 0.53 0.56 0.62 Core Ratios (Annualized): Return on average assets 0.62% 0.65% 0.69% 0.68% 0.76% Return on average tangible stockholders' equity 7.00 7.51 7.85 7.86 8.91 Return on average tangible common equity 7.34 7.89 8.24 8.26 9.36 Eff iciency ratio 65.81 67.74 66.00 63.47 61.05

. . .Non-GAAP Reconciliations (2 of 2) 28 Non-GAAP Reconciliation $'000 March 31, 2025 December 31, 2024 September 30, 2024 June 30, 2024 March 31, 2024 Tangible Equity Total stockholders' equity 1,709,117 1,702,757 1,694,508 1,676,669 1,665,837 Less: Goodw ill 523,308 523,308 506,146 506,146 506,146 Intangibles 11,740 12,680 7,056 7,859 8,669 Tangible stockholders' equity 1,174,069 1,166,769 1,181,306 1,162,664 1,151,022 Less: Preferred Stock 55,527 55,527 55,527 55,527 55,527 Tangible common equity 1,118,542 1,111,242 1,125,779 1,107,137 1,095,495 Tangible Assets: Total assets 13,309,278 13,421,247 13,488,483 13,321,755 13,418,978 Less: Goodw ill 523,308 523,308 506,146 506,146 506,146 Intangibles 11,740 12,680 7,056 7,859 8,669 Tangible assets 12,774,230 12,885,259 12,975,281 12,807,750 12,904,163